Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-182203) filed on June 18, 2012 of our report dated April 2, 2012 relating to our audit of the consolidated financial statements of Casedhole Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010, and 2009, included in this Current Report on Form 8-K filed by C&J Energy Services, Inc. on the date hereof.

/s/ Hein & Associates LLP

Dallas, Texas

August 8, 2012